UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2012, in connection with the Chapter 11 bankruptcy proceedings of Eastman Kodak Company and certain of its affiliates (the “Debtors”), the United States Bankruptcy Court for the Southern District of New York entered an order approving a Settlement Agreement between the Debtors and the Official Committee of Retired Employees (the “1114 Committee”).  As stated in the order of court, the Settlement Agreement resolves one of the Debtors’ most substantial and ongoing liabilities; substantially reduces the Debtors’ monthly operating costs (by approximately $10 million per month in administrative expense claims); significantly enhances the Debtors’ liquidity; and eliminates the need for lengthy and uncertain litigation.

Under the Settlement Agreement, the Debtors and the 1114 Committee agreed to the following terms: (1) the Debtors shall continue to provide retiree benefits, as defined in section 1114(a) of the Bankruptcy Code, to retirees, long-term disability recipients and their respective spouses, dependents and survivors through December 31, 2012 (the “Termination Date”); (2) the 1114 Committee shall establish a tax-exempt Voluntary Employees’ Beneficiary Association Trust (the “VEBA Trust”), as described in section 501(c)(9) of the Tax Code, in order to fund, after the Termination Date, any life, sick, accident or other benefits as described in section 501(c)(9) of the Tax Code to such retirees, long-term disability recipients and their respective spouses, dependents and survivors as the 1114 Committee or the VEBA Trust shall determine; (3) the Debtors shall provide to the 1114 Committee or the VEBA Trust (i) a cash payment of $7.5 million to fund the VEBA Trust, (ii) a $635 million allowed non-priority, general unsecured claim, and (iii) a $15 million allowed administrative claim; and (4) the 1114 Committee shall dismiss with prejudice the adversary proceeding commenced on July 9, 2012.  In addition, pursuant to the order of court, all individual claims filed in the bankruptcy court, arising from or based upon the termination or modification of retiree benefits are disallowed in their entirety and are deemed settled, resolved and expunged.

The Settlement Agreement is filed herewith.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibit

99.1	Settlement Agreement dated November 6, 2012, by and between Eastman Kodak Company and certain of its affiliates, and the Official Committee of Retired Employees

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report on Form 8-K includes "forward–looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward–looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this report on Form 8-K, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," “predicts”, "forecasts," or future or conditional verbs, such as "will," "should," "could," or "may," and variations of such words or similar expressions are intended to identify forward–looking statements. All forward–looking statements, including, without limitation, management's examination of historical operating trends and data are based upon the Company's expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K under Item 1A of Part I, in the Company’s most recent quarterly report on Form 10-Q under Item 1A of Part II, and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its Debtor-in-Possession Credit Agreement; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company's liquidity, results of operations, brand or business prospects; the monetization of our digital imaging patent portfolio; the outcome of our intellectual property patent litigation matters; the Company's ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its Debtor-in-Possession Credit Agreement and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the company; our ability to retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the. There may be other factors that may cause the Company's actual results to differ materially from the forward–looking statements. All forward–looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this report on Form 8-K, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ Patrick M. Sheller

Patrick M. Sheller
Senior Vice President
General Counsel, Secretary & Chief Administrative Officer

Date: November 9, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Settlement Agreement dated November 6, 2012, by and between Eastman Kodak Company and certain of its affiliates, and the Official Committee of Retired Employees.